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                                                                    Exhibit 23.2


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2004 relating to the financial statements, which appears in page 38 of the 2003 Financial Review and Supplementary Information to Stockholders of Popular, Inc., which is incorporated by reference in Popular, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.



/s/ PricewaterhouseCoopers LLP
-------------------------------------
PricewaterhouseCoopers LLP


San Juan, Puerto Rico
May 12, 2004